CUSIP
23327BAE3

DJO 7.75 4/15/2018
Buy/Sell
B

Trade Date
4/4/2011

Settle Date
4/7/2011

Trader
FJS

Price
100.0000

Factor
1.0000

Broker
CSFB

UDF06
CORP

Current Par
3500.0000

Orig Face
3500

Account
Qty

BAUJ1

80
 SEI Canada U.S. High Yield Fund
BATK1

85
 SEI SGMF High Yield UCIT
BATJ1
485
 SEI SIIT High Yield Fund
BATI1
415
 SEI SIMT High Yield Fund
ADI1
60
Delaware Investments Dividend and Income Fund, Inc.
AFR2
165
 Delaware Dividend Income Fund
AFT1
100
 DPT - The High-Yield Bond Portfolio
AG35
90
 Delaware Enhanced Global Dividend and Income Fund
ADK1
15
 Delaware Investments Global Dividend and Income Fund,
Inc.
AFV1
950
 Delaware High-Yield Opportunities Fund
LSA201
265
 High Yield Bond Account
ADN1
790
 Delaware VIP High Yield Series